EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (this "**Agreement**") is entered into as of this 31st day of December, 2024 (the "Effective Date") by and between **SCIENCE PARK DEVELOPMENT CORPORATION,** a Connecticut non stock corporation having its office at 5 Science Park, New Haven, Connecticut 06511 (the "**Landlord**"), and **ARVINAS OPERATIONS, INC.,** having a principal place of business at 5 Science Park, 1st Floor, New Haven, Connecticut 06511 (the "**Tenant**") in modification of that certain Lease between the Landlord and the Tenant executed on or about January 2, 2018 (the "**Original Lease**"), as amended by the First Amendment to Lease between Landlord and Tenant and dated as of May 23, 2018 (the "**First Amendment**"), as further modified by the Second Amendment to Lease between Landlord and Tenant and dated as of September 4, 2018 (the "**Second Amendment**"), as further modified by the Third Amendment to Lease between Landlord and Tenant and dated as of March 12, 2019 (the "**Third Amendment**"), as further modified by the Fourth Amendment to Lease between Landlord and Tenant and dated as of January 31, 2020 (the "**Fourth Amendment**"), as further modified by the Fifth Amendment to Lease between Landlord and Tenant and dated as of January 4, 2021 (the "**Fifth Amendment**"), as further modified by the Sixth Amendment to Lease between Landlord and Tenant and dated as of June 13, 2023 (the "**Sixth Amendment**"), and as further modified by the Seventh Amendment to Lease between Landlord and Tenant and dated as of December 13, 2024 (the "**Seventh Amendment**"). The Original Lease as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment are referred to herein as the "**Lease**".

WHEREAS, the Landlord and the Tenant are parties to the Lease which is in full force and effect; and

WHEREAS, the Landlord and the Tenant wish to modify the Lease and extend the Term as more fully set forth herein; and

NOW, THEREFORE, the Landlord and the Tenant agree as follows:

1. **Amendments to Lease.** As of January 1, 2025, the following modifications are made to the Lease:

a) Section 1.1(a)(i) of the Lease is amended and restated to read, in full, as follows:

(i) on the first floor of Building 5, suites of approximately 7,873 rentable square feet, 2,632 rentable square feet, 3,600 rentable square feet, 84 rentable square feet, 1,478 rentable square feet (to be delivered by Landlord to Tenant on January 1, 2025 broom clean, with the interior glass door along the north wall of such premises locked from both sides and otherwise in its existing as-is condition), 3,719 rentable square feet, 7,864 rentable square feet (to be delivered by Landlord to Tenant on January 1, 2025 vacant, broom clean, but otherwise in its existing as-is condition), and 1,829

rentable square feet (to be delivered by Landlord to Tenant on January 1, 2025 vacant, broom clean, but otherwise in its existing as-is condition), respectively, as shown on the floor plan attached hereto as **Schedule A-1** (collectively, the **"First Floor Premises"**);

b) Section 3.1.A. of the Lease is modified by amending and restating the Base Rent chart (for the period of January 1, 2025 through December, 31 2029) so as to read, in full, as follows:

Months of Term	Base Rent Rate (Annually per RSF)	Applicable RSF	Monthly Base Rent
February, 2021 - December, 2022	$21.00	59,474	$104,079.50
January, 2023 – May 31, 2023	$23.50	59,474	$116,469.91
June 1, 2023 - December, 2024	$23.50	62,541	$122,476.13
January 1, 2025 – December 31, 2025	$29.50	73,712	$181,208.66
January 1, 2026 – December 31, 2026	$30.98	73,712	$190,299.81
January 1, 2027 – December 31, 2027	$32.52	73,712	$199,759.52
January 1, 2028 – December 31, 2028	$34.15	73,712	$209,772.07
January 1, 2029 – December 31, 2029	$35.86	73,712	$220,276.03

c) Section 3.2.A. of the Lease is modified to restate the defined term "Numerator" as 73,712 rentable square feet (increased from 64,019 rentable square feet).

d) Section 3.4 of the Lease is modified by amending and restating the last row of the electricity charge table so that it shall read, in full, as follows:

Months of Term	Electricity Charge (Annually per RSF)	Applicable RSF	Monthly Electricity Charge
February, 2020 - January, 2021	$2.50	48,766	$10,159.58
February, 2021 – May 2023	$2.50	59,474	$12,390.42
June 2023 - December, 2024	$2.50	62,540	$13,029.17
January, 2025 - December, 2029	$4.00	73,712	$24,570.67

2. **Schedule A-1.** **Schedule A-1** is hereby deleted from the Lease. **Schedule A-1** attached hereto is hereby made a part of the Lease as amended by this Agreement.

3. **Expense and Tax Increases; Adjustments and Audits.** With respect to the calculation of Tenant's Proportionate Share of any Expense and Tax Increases with respect to calendar year 2024, Sections 3.2.B. and 3.8 of the Lease, as unmodified by this Agreement, shall govern and control such that any underpayments or overpayments of Tenant's Proportionate Share of Expense and Tax Increases shall be payable by Tenant or Landlord, to the other, as applicable.

4. **Reaffirmation of Lease.** In all other respects, the Lease, as hereby amended, is reaffirmed by the Parties and shall be and remain in full force and effect.

5. **Landlord and Tenant Remain Obligated.** Nothing herein shall constitute a waiver or release by the Landlord or the Tenant of any unperformed obligations of the other under the Lease as modified by this Agreement.

6. **Brokerage.** Landlord shall pay an agreed commission to Colliers International by way of a separate agreement. Landlord represents to Tenant that no other broker has any right to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Tenant as a result of any party asserting a right to a fee or commission claiming to have acted by, under, through or on behalf of the Landlord. Tenant agrees to indemnify and hold Landlord harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord as a result of any party other than Colliers International claiming a fee or commission by, under or through Tenant on account of this Agreement and/or the extension of the Term of the Lease provided for in this Agreement.

7. **Later Provision Controls.** In case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control. Without limiting the meaning or application of the foregoing sentence in any manner, the provisions of Paragraph 9 of this Agreement supersede and replace Article 29 with respect to this Agreement.

8. **Capitalized Terms.** Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Lease.

9. **Entire Agreement**. This Agreement sets forth the entire agreement between the parties and there have been no additional oral or written representations or agreements with respect to the matters set forth herein.

10. **Counterparts**. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by telecopy or otherwise electronically shall be valid and effective to bind the party so signing. Each party agrees promptly to deliver an

execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

[The Signature Page(s) Follow.]

Dated as of the date and year first above written.

Signed, Sealed and Delivered In the Presence of:	**TENANT:** ARVINAS OPERATIONS, INC.
Corinne Saik Witness Name:	By: [signature] Name: Andrew Saik Title Chief Financial Officer
[signature] Witness Name:	
Colin Saik Witness Name:	**LANDLORD:** SCIENCE PARK DEVELOPMENT CORPORATION
[signature] Witness Name:	By:____________________ Clio Nicolakis Executive Director and Controller

STATE OF ~~CONNECTICUT~~ NJ)
) ss.: __________ ~~December __, 2024~~ JAN, 2, 2025
COUNTY OF UNION)

On this date personally appeared before me, Andrew, who acknowledged himself to be the duly authorized CFO of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

RUSHIN A PATEL
Commission # 50226115
Notary Public, State of New Jersey
My Commission Expires
September 20, 2029

IN WITNESS WHEREOF, I hereunto set my hand.

Rushin A. Patel
Commissioner of the Superior Court/Notary Public

STATE OF CONNECTICUT)
) ss.: New Haven December __, 2024
COUNTY OF NEW HAVEN)

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

____
Commissioner of the Superior Court/Notary Public

Dated as of the date and year first above written.

Signed, Sealed and Delivered In the Presence of:

TENANT:
ARVINAS OPERATIONS, INC.

____
Witness Name:

By:________________________
Name:
Title

____
Witness Name:

LANDLORD:
SCIENCE PARK DEVELOPMENT CORPORATION

Witness Name: Kim E Rioux

Witness Name: Susan L. Castelot

By: [signature]
Clio Nicolakis
Executive Director and Controller

STATE OF CONNECTICUT)
) ss.: ____________
COUNTY OF New Haven)

January 3, 2025
~~December~~ __, 2024

On this date personally appeared before me, _______, who acknowledged himself to be the duly authorized _________ of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

____
Commissioner of the Superior Court/Notary Public

STATE OF CONNECTICUT) Woodbridge
) ss.: New Haven
COUNTY OF NEW HAVEN)

January 3, 2025
~~December~~ __, ~~2024~~

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

[signature]
Commissioner of the Superior Court/Notary Public

KIM ELINOR RIOUX
NOTARY PUBLIC
STATE OF CONNECTICUT

Kim Elinor Rioux
My Commission Expires 11/30/2025

SCHEDULE A-1



Arvinas - 7,864 rsf
Arvinas 3,719 rsf
Arvinas 1,829 rsf
Space not subject to ROFO (Section 4 of 7th Amendment)
Arvinas - 84 rsf
Arvinas - 1,478 rsf
Arvinas - 7,873 rsf
Arvinas - 3,600 rsf
Arvinas - 2,632 rsf
FIRST FLOOR PLAN
5 SCIENCE PARK
NEW HAVEN, CT
0' 5' 15' 35'
BASE LEASE PLAN
VP VERTICAL PENETRATION
BCA BUILDING COMMON AREA
FCA FLOOR COMMON AREA
AVAILABLE TENANT AREA
TENANT 1
TENANT 2
TENANT 3
TENANT 4

84 Orange Street
New Haven
Connecticut 06510
203 786-5110

ARCHITECTS

SVIGALS + PARTNERS

DRAWING TITLE: FIRST FLOOR PLAN		SCALE: NTS	DRAWING NO: A1
		DATE: 2019-02-15	
FILE NO:	JOB NAME: 5 SCIENCE PARK	JOB NO:	PAGE NO. -